Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
ACRES Capital Corp.
Financial Statements
Consolidated Balance Sheets (unaudited) - June 30, 2026 and December 31, 2025	G-2
Consolidated Statements of Operations (unaudited) for the Three and Six Months Ended June 30, 2026 and 2025	G-4
Consolidated Statements of Changes in Equity (unaudited) for the Three Months Ended March 31, 2026 and 2025 and June 30, 2026 and 2025	G-5
Consolidated Statements of Cash Flows (unaudited) for the Six Months Ended June 30, 2026 and 2025	G-6
Notes to Consolidated Financial Statements - June 30, 2026 (unaudited)	G-7

ACRES CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$1,831,859	$5,438,038
Restricted cash	837,594	1,313,332
Goodwill	35,000,000	35,000,000
Accounts receivable	716,426	803,840
Investments in equity affiliate, at fair value - related party	20,834,030	14,296,031
Due from related parties	1,698,037	1,884,699
Right-of-use assets	5,471,030	6,971,903
Other assets, net of depreciation	1,359,811	1,150,067
Assets of Consolidated Fund:
Investments, at fair value	2,025,830,311	2,016,918,819
Cash and cash equivalents	54,578,489	17,824,819
Restricted cash	9,999,992	28,478,347
Accrued interest, servicing receivables and other assets	16,089,608	38,509,145
Total assets	$2,174,247,187	$2,168,589,040
LIABILITIES (2)
Borrowings	$147,246,398	$147,319,367
Borrowings - related party	10,250,000	10,375,000
Accrued interest, accounts payable, and other liabilities	5,791,410	5,605,251
Derivative liabilities	24,034,846	9,240,299
Operating lease liabilities	6,177,369	7,756,825
Liabilities of Consolidated Fund:
Borrowings	1,268,252,935	1,283,957,379
Accrued interest, accounts payable and other liabilities	26,401,349	31,370,008
Total liabilities	1,488,154,307	1,495,624,129
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	36,279,758	33,960,107
NON-CONTROLLING INTERESTS IN CONSOLIDATED FUND (3)	701,668,271	676,389,618
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized - 2,539,481 and 1,695,731 shares issued and outstanding	255	170
Additional paid-in capital	17,769,351	10,178,636
Accumulated deficit	(69,624,755)	(47,563,620)
TOTAL STOCKHOLDERS' DEFICIT	(51,855,149)	(37,384,814)
TOTAL EQUITY	649,813,122	639,004,804
TOTAL LIABILITIES, REDEEMABLE INTEREST, NON-CONTROLLING INTERESTS, AND EQUITY	$2,174,247,187	$2,168,589,040

Note: The consolidated balance sheets include assets and liabilities of consolidated variable interest entities, or VIEs, as ACRES Capital Corp. is the primary beneficiary of these VIEs. ACRES Capital Corp. holds substantially all of its assets and liabilities through ACRES Holdings, LLC, a consolidated variable interest entity. The Consolidated Fund also represents a VIE which is consolidated by ACRES Capital Corp. See Note 3 for discussion of VIEs.

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED BALANCE SHEETS (cont.)

	June 30, 2026	December 31, 2025
	(unaudited)
(1) Assets of Consolidated Fund VIE included in total assets above:
Investments, at fair value	$2,025,830,311	$2,016,918,819
Cash and cash equivalents	54,578,489	17,824,819
Restricted cash	9,999,992	28,478,347
Accrued interest, servicing receivables and other assets	16,089,608	38,509,145
Total assets of Consolidated Fund VIE	$2,106,498,400	$2,101,731,130
(2) Liabilities of Consolidated Fund VIE included in total liabilities above:
Borrowings	$1,268,252,935	$1,283,957,379
Accrued interest, accounts payable and other liabilities	26,401,349	31,370,008
Total liabilities of Consolidated Fund VIE	$1,294,654,284	$1,315,327,387
(3) Non-controlling interests of Consolidated Fund VIE:
Non-controlling interest in Consolidated Fund	$701,668,271	$676,389,618

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES
Management and servicing fees, net	$183,667	$142,443	$395,183	$300,878
Management and servicing fees, net - related party	1,563,814	1,660,889	3,123,304	3,251,468
Origination fees	917,500	2,739,200	917,500	4,050,856
Incentive fees - related party	6,198,506	795,034	6,731,593	1,581,330
Application fees and other income	230,369	332,371	913,920	504,486
Reimbursable compensation and benefits - related party	897,428	904,236	2,082,298	2,185,056
Other reimbursable expenses	94,587	192,269	323,081	362,705
Other reimbursable expenses - related party	280,319	177,789	550,122	303,036
Total revenues	10,366,190	6,944,231	15,037,001	12,539,815
OPERATING EXPENSES
Compensation and benefits	3,616,229	3,193,620	7,875,347	6,467,218
Equity compensation - related party	—	465,955	7,240,715	890,625
General, administrative and other expenses	2,818,251	2,741,390	5,701,603	4,625,412
Interest expense	3,063,753	5,683,232	6,093,839	11,251,307
Interest expense - related party	77,919	80,194	155,544	160,069
Other reimbursable expenses	94,587	192,269	323,081	362,705
Other reimbursable expenses - related party	280,319	177,789	550,122	303,036
Expenses of Consolidated Fund	902,799	602,395	1,804,069	970,913
Total operating expenses	10,853,857	13,136,844	29,744,320	25,031,285
	(487,667)	(6,192,613)	(14,707,319)	(12,491,470)
OTHER INCOME (EXPENSE)
(Loss) income from investments in equity affiliates - related party	(259,305)	(1,264,693)	(1,612,537)	1,197,814
Net realized and unrealized gains on investments of Consolidated Fund	7,919,828	(28,985)	15,455,180	(28,985)
Interest income of Consolidated Fund	28,950,881	27,792,156	60,087,546	53,098,250
Interest expense of Consolidated Fund	(21,262,695)	(13,739,704)	(44,323,261)	(26,273,947)
Derivative gain (loss)	(17,220,073)	—	(14,794,547)	—
Total other income	(1,871,364)	12,758,774	14,812,381	27,993,132
(LOSS) INCOME BEFORE TAXES	(2,359,031)	6,566,161	105,062	15,501,662
Provision for income taxes	—	—	—	—
NET (LOSS) INCOME	(2,359,031)	6,566,161	105,062	15,501,662
Less: Net income attributable to non-controlling interest in Consolidated Fund	(9,691,005)	(9,030,096)	(19,496,546)	(17,058,875)
Less: Net income attributable to redeemable interest in Consolidated Company Entities	(1,366,249)	—	(2,669,650)	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHARES	$(13,416,285)	$(2,463,935)	$(22,061,134)	$(1,557,213)

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(unaudited)

	Common Stock
	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Non-controlling interest in Consolidated Fund	Total Equity
Balance - December 31, 2025	1,695,731	$170	$10,178,636	$(47,563,620)	$676,389,618	$639,004,804
Contributions - noncontrolling interest	—	—	—	—	21,758,725	21,758,725
Equity compensation	843,750	85	7,240,715	—	—	7,240,800
Dividends/distributions	—	—	—	—	(9,584,628)	(9,584,628)
Net (loss) income	—	—	—	(8,644,850)	9,805,541	1,160,691
Decrease (increase) in redemption value of redeemable interest	—	—	350,000		—	350,000
Balance - March 31, 2026	2,539,481	$255	$17,769,351	$(56,208,470)	$698,369,256	$659,930,392
Contributions - noncontrolling interest	—	—	—	—	5,678,383	5,678,383
Dividends/distributions	—	—	—	—	(12,070,374)	(12,070,374)
Net (loss) income	—	—	—	(13,416,285)	9,691,006	(3,725,279)
Balance - June 30, 2026	2,539,481	$255	$17,769,351	$(69,624,755)	$701,668,271	$649,813,122

	Common Stock
	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Non-controlling interest in Consolidated Fund	Total Equity
Balance - December 31, 2024	1,695,731	$170	$21,595,701	$(55,585,805)	$571,514,996	$537,525,062
Contributions - noncontrolling interest	—	—	—	—	45,995,778	45,995,778
Equity compensation	—	—	424,670	—	—	424,670
Dividends/distributions	—	—	—	—	(21,529,083)	(21,529,083)
Net income	—	—	—	906,720	8,028,779	8,935,499
Balance - March 31, 2025	1,695,731	$170	$22,020,371	$(54,679,085)	$604,010,470	$571,351,926
Contributions - noncontrolling interest	—	—	—	—	13,289,096	13,289,096
Equity compensation	—	—	465,955	—	—	465,955
Dividends/distributions	—	—	—	—	(9,512,574)	(9,512,574)
Net income	—	—	—	(2,463,933)	9,030,096	6,566,163
Balance - June 30, 2025	1,695,731	$170	$22,486,326	$(57,143,018)	$616,817,088	$582,160,566

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$105,062	$15,501,662
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	59,322	59,550
Equity compensation - related party	7,240,715	890,625
Amortization of debt acquisition costs	427,031	240,344
Amortization of capitalized mortgage servicing rights	—	81,472
Non-cash interest expense	—	3,795,816
Loss (income) from investments in equity affiliate - related party	1,612,537	(1,197,814)
Derivative loss (gain)	14,794,547	—
Satisfaction of incentive fees in stock	(8,150,536)	(3,615,868)
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to controlling and non-controlling interests in Consolidated Fund:
Net realized gain from investments	(17,529,500)	—
Net change in unrealized gains on investments	2,074,320	28,985
Purchase and funding of loan notes, participations and equity interests	(172,390,385)	(265,989,351)
Sales proceeds and principal payments received on loan notes and participations	139,864,692	85,389,152
Distribution from investments in equity interests	31,065,038	—
Amortization of debt issuance costs	3,630,384	1,815,570
Deferred fees	790,114	1,971,260
Amortization of deferred fees	(1,127,959)	(2,515,818)
Cash flows due to changes in operating assets and liabilities:
Accounts receivable	87,414	(19,615)
Other assets, net of depreciation	(269,066)	(1,096,199)
Due from related parties	186,813	1,941,459
Right-of-use assets	1,500,873	(4,435,444)
Operating lease liabilities	(1,579,456)	4,779,661
Accrued interest, accounts payable, and other liabilities	(461,841)	2,809,995
Cash flows due to changes in operating assets and liabilities allocable to controlling and non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	(18,275,315)	46,591,469
Change in other assets and receivables held at Consolidated Fund	22,419,537	(2,681,500)
Change in other liabilities and payables held at Consolidated Fund	3,373,378	(891,445)
Net cash used in operating activities	9,447,719	(116,546,035)
CASH FLOWS FROM FINANCING ACTIVITIES:
Paydowns of credit facilities and notes payable	(500,000)	(150,000)
Paydowns of loan payable - related party	(125,000)	(150,000)
Exercise of stock options	648,085	—
Allocable to controlling and non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	27,437,108	59,284,874
Distributions to non-controlling interests in Consolidated Fund	(21,655,001)	(31,041,658)
Borrowings under loan obligations by Consolidated Fund	503,111,067	157,601,000
Repayments under loan obligations by Consolidated Fund	(513,480,633)	(61,452,000)
Payment of debt acquisition costs by Consolidated Fund	(8,965,262)	(3,688,049)
Net cash provided by financing activities	(13,529,636)	120,404,167
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(4,081,917)	3,858,132
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,751,370	7,217,108
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,669,453	$11,075,240

The accompanying notes are an integral part of these statements.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2026

(unaudited)

NOTE 1 - ORGANIZATION

ACRES Capital Corp., a Delaware corporation, along with its subsidiaries (collectively, the “Company”), is a private lender dedicated to nationwide middle-market commercial real estate (“CRE”) lending in the United States (“U.S.”). The Company conducts its operations through the use of subsidiaries that it consolidates into its financial statements. Substantially all of the Company’s operations are conducted through ACRES Capital LLC (the “Operating Subsidiary”), a wholly owned subsidiary that is registered with the Securities and Exchange Commission as an investment adviser. The Operating Subsidiary serves as the investment manager of ACRES Mortgage Fund, Ltd. (“AMF”), an exempted company under the laws of the Cayman Islands formed for the purpose of investing in CRE mortgage loans. The Operating Subsidiary also serves as the manager of ACRES Commercial Realty Corp. (“ACR”), a Maryland corporation. ACR is a real estate investment trust (“REIT”) that is primarily focused on originating, holding, and managing CRE mortgage loans and other commercial real estate related debt investments.

On July 23, 2025, the Company contributed substantially all of its assets, including its interests in the Operating Subsidiary, and liabilities to ACRES Holdings, LLC, a wholly-owned subsidiary, in exchange for membership interests in ACRES Holdings, LLC. Contemporaneously with this contribution, ACRES Holdings, LLC issued preferred equity securities to a third party. As a result, the Company holds substantially all of its assets and liabilities through ACRES Holdings, LLC, a consolidated variable interest entity. See Note 3.

The Company consolidates AMF in the accompanying financial statements (the “Consolidated Fund”) (the Company, excluding the Consolidated Fund, the “Consolidated Company Entities”). Including the results of the Consolidated Fund significantly increases the reported amounts of the assets, liabilities, revenues, expenses and cash flows within the accompanying consolidated financial statements; however, the Consolidated Fund results included herein have no direct effect on the net income attributable to ACRES Capital Corp. or to its stockholders’ deficit. Instead, economic ownership interests of the third-party investors in the Consolidated Fund are reflected as non-controlling interests in the Consolidated Fund. Further, cash flows allocable to non-controlling interests in Consolidated Fund are specifically identifiable within the consolidated statements of cash flows.

On April 29, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ACRES Holdings Sub LLC (“Merger Sub”), a subsidiary of ACR, pursuant to which the Company will be merged with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, among other things, (i) ACR will acquire the Company, (ii) the Company will cease to perform any outside management services for ACR, (iii) the Company and ACR will terminate the existing management agreement between the parties (the acquisition of the management agreement in 2020 resulted in the initial recognition of the Company's goodwill asset), and (iv) ACR will become internally managed (the “Internalization”).

The closing of the Merger (the “Closing”) was approved by ACR’s shareholders at its annual meeting on June 22, 2026 and is expected to be completed in the third quarter 2026. In connection with the approval, and in accordance with the Merger Agreement, the unvested ACR equity-based awards were fully vested on June 22, 2026.

Pursuant to the Merger Agreement, at Closing, (i) each outstanding share of common stock, $0.0001 par value per share, of the Company (“ACC Common Stock”) will be converted into the right to receive 2.61882 shares of common stock, $0.001 par value per share, of ACR (the “ACR Common Stock”) and (ii) the Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended, by and among the Company and ACR will terminate for no additional consideration. ACR expects to issue a maximum of approximately 7.487 million shares of ACR Common Stock at Closing (the “Stock Issuance”), the exact number of which will be determined based on the number of outstanding shares of ACC Common Stock immediately prior to the Closing.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. (“GAAP”). The Company’s Consolidated Fund is an investment company under GAAP based on the following characteristics: the Consolidated Fund obtains funds from one or more investors and the Consolidated Fund’s business purpose and substantive activities are investing funds for returns from investment income. Therefore, investments of the Consolidated Fund are recorded at fair value and the unrealized gain (loss) in an investment’s fair value is recognized on a current basis within the consolidated statements of operations. In the preparation of these consolidated financial statements, the Company has retained the investment company accounting for the Consolidated Fund under GAAP.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

All of the investments held by the Consolidated Fund are presented at their estimated fair values within the Company’s consolidated balance sheets. Net income attributable to the economic ownership interest of the third-party investors in the Consolidated Fund are presented within net income attributable to non-controlling interest in Consolidated Fund within the consolidated statements of operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, majority-owned or controlled subsidiaries and variable interest entities (“VIEs”) for which the Company is considered the primary beneficiary. All inter-company transactions and balances have been eliminated in consolidation.

Variable Interest Entities

A VIE is defined as an entity in which equity investors (i) do not have a controlling financial interest and/or (ii) do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE is required to be consolidated by its primary beneficiary, which is defined as the party that (a) has the power to control the activities that most significantly impact the VIE’s economic performance and (b) has the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company considers the following criteria in determining whether an entity is a VIE:

1.
The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders; or

2.
The equity investors lack one or more of the following essential characteristics of a controlling financial interest:

a.
The direct ability to make decisions about the entity’s activities through voting rights or similar rights;

b.
The obligation to absorb the expected losses of the entity; or

c.
The right to receive the expected residual returns of the entity. The equity investors have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest.

In determining whether the Company is the primary beneficiary of a VIE, the Company reviews governing contracts, formation documents and any other contractual arrangements to determine the activities that have the most significant impact on the VIE and which entity has the power to direct those activities. The Company also looks for kick-out rights, protective rights, and participating rights as well as any financial or other support provided to the VIE and the reason for that support, and the terms of any explicit or implicit arrangements that may require the Company to provide future support. The Company then makes a determination based on its power to direct the most significant activities of the VIE and/or a financial interest that is potentially significant. In instances when a VIE is owned by both the Company and related parties, the Company considers whether there is a single party in the related party group that meets both the power and losses or benefits criteria on its own as though no related party relationship existed. If one party within the related party group meets both these criteria, such reporting entity is the primary beneficiary of the VIE. If no party within the related party group on its own meets both the power and losses or benefits criteria, but the related party group as a whole meets these two criteria, the determination of primary beneficiary within the related party group is based upon an analysis of the facts and circumstances with the objective of determining which party is most closely associated with the VIE. Determining the primary beneficiary requires significant judgment. The Company continuously analyzes entities in which it holds variable interests to identify reconsideration events and determine whether such entities are VIEs and whether such potential VIEs should be consolidated or deconsolidated.

Voting Interest Entities

A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated.

The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and within the period of financial results. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less at the time of purchase. Cash and cash equivalents held at the Consolidated Fund represents cash that, although not legally restricted, is not available to support the general liquidity needs of the Company, as the use of such amounts is generally limited to the activities of the Consolidated Fund.

As of June 30, 2026 and December 31, 2025, the Company had cash balances with financial institutions in excess of Federal Deposit Insurance Corporation insured limits. The Company monitors the credit standing of these financial institutions.

Restricted Cash

Restricted cash of the Consolidated Company Entities consists of deposits received from potential new borrowers. The Company maintains loan expense deposits collected from prospective borrowers used to offset underwriting expenses associated with originating loans. Restricted cash of the Consolidated Fund consists of amounts that are held by commercial real estate debt securitizations.

Redeemable Interest

Redeemable interest in the Company represents preferred equity securities issued by a subsidiary of the Company to a third party. Income (loss) is allocated based on the preferred return attributable to the redeemable interest. At each balance sheet date, the carrying value of the redeemable interest is presented at the redemption amount, to the extent that the redemption amount exceeds the initial measurement on the date of issuance. The Company recognizes changes in the redemption amount with corresponding adjustments against retained earnings, or additional paid-in-capital in the absence of retained earnings, within stockholders’ deficit within the consolidated balance sheets.

Derivative Instruments

Derivative financial instruments are recorded in the accompanying balance sheets at fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815. When the Company enters into a financial instrument such as a debt or equity agreement (the “host contract”), the Company assesses whether the economic characteristics of any embedded features are clearly and closely related to the primary economic characteristics of the remainder of the host contract. When it is determined that (i) an embedded feature possesses economic characteristics that are not clearly and closely related to the primary economic characteristics of the host contract, and (ii) a separate, stand-alone instrument with the same terms would meet the definition of a financial derivative instrument, then the embedded feature is bifurcated from the host contract and accounted for as a derivative instrument. The estimated fair value of the derivative feature is recorded in the accompanying balance sheets separately from the carrying value of the host contract. Subsequent changes in the estimated fair value of derivatives are recorded as a gain or loss in the Company’s statements of operations.

The Company concluded the redeemable interest preferred equity securities host contract contained features that required bifurcation and separate accounting under ASC 815. See Note 16.

Warrants

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each consolidated balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a gain or loss on the consolidated statements of operations.

The Company determined that upon further review of the warrant agreements, the Company concluded that its warrants qualify for liability accounting treatment.

Issuance Costs Related to Equity and Debt

The Company allocates issuance costs between the individual freestanding instruments identified on the same basis as proceeds were allocated. Issuance costs associated with the issuance of redeemable interests (i.e., temporary equity-classified stock) are recorded as a charge against the gross proceeds of the offering and amortized over the earliest estimable redemption date. Any issuance costs associated with the issuance of liability-classified warrants are expensed as incurred. Issuance costs associated with the issuance of debt are recorded as a direct reduction of the carrying amount of the debt liability. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount to interest expense using the effective interest method over the expected term of the notes pursuant to ASC 835.

Non-Controlling Interests

The non-controlling interests in Consolidated Fund represents a component of equity and net income attributable to ownership interests that third-party investors hold in the Consolidated Fund.

Troubled Debt Restructuring

When the Company modifies or extinguishes debt, it first evaluates whether the modification qualifies as a troubled debt restructuring (“TDR”) under ASC 470-60. As per ASC 470-60, a TDR refers to a situation where the creditor grants concessions to a borrower experiencing financial difficulties. A lender is deemed to have granted a concession if the borrower’s effective interest rate on the restructured debt is less than the effective interest rate of the old debt immediately before the restructuring. Such restructuring is done with the intent to provide relief to the borrower and to maximize the potential for payable recovery by the lender.

In accordance with ASC 470-60, when the total future cash payments under the new terms are less than the carrying amount of the payable at the date of restructuring, the difference between the carrying amount and the total future cash payments is recognized as a gain on extinguishment of debt in the consolidated financial statements. This gain is recorded immediately in the period the restructuring occurs. If the total future cash payments under the new terms exceed the carrying amount of the debt at the date of restructuring, no adjustment to the carrying amount of the debt is made. Instead, the Company calculates a new effective interest rate (“EIR”) based on the revised terms of the restructured debt. The debt is then amortized over the remaining term of the debt using the new EIR, with interest expense recognized based on such rate in future periods.

If a TDR is determined not to have occurred, the Company evaluates the modification in accordance with ASC 470-50-40, which requires modification to debt instruments to be evaluated to assess whether the modifications are considered “substantial modifications”. A substantial modification of terms is accounted for like an extinguishment.

Income Earned from Fee-Based Services

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

Income from fee-based services includes asset management fees, development fees, ACR management fees, servicing fees, and incentive fees. Asset management fees, development fees, and servicing fees are included in management and servicing fees, net on the consolidated statements of operations. ACR management fees are included in management and servicing fees, net – related party on the consolidated statements of operations. Incentive fees are included in incentive fees on the consolidated statements of operations. Incentive fees are earned when specified financial hurdles are met for certain separately managed accounts and ACR. Revenues from fee-based services that the Company provides are recognized as earned over time in accordance with contractual agreements. The services the Company provides represent performance obligations that are satisfied over time.

ACR management fees

The Company earns a monthly base management fee equal to 1/12th of the amount of ACR’s equity (as defined in the management agreement) multiplied by 1.50%. Such base management fees are included in management and servicing fees, net - related party on the consolidated statements of operations.

The Company may terminate the management agreement at its option: (A) in the event that ACR defaults in the performance or observance of any material term, condition or covenant contained in the management agreement and such default continues for a period of 30 days after written notice thereof, or (B) without payment of a termination fee by ACR, if ACR becomes regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event.

The ACR management agreement’s current contract term ends on July 31, 2026, and the agreement provides for automatic one-year renewals on such date and on each July 31 thereafter until terminated. The management agreement may be terminated upon the affirmative vote of at least two-thirds of ACR’s independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of ACR’s common stock, based upon unsatisfactory performance that is materially detrimental to ACR or a determination by ACR’s independent directors that the management fees payable to the Company are not fair, subject to the Company’s right to prevent such a compensation termination by accepting a mutually acceptable reduction of management fees. ACR’s Board must provide 180 days’ prior notice of any such termination. If ACR terminates the management agreement, the Company is entitled to a termination fee equal to four times the sum of the average annual base management fee and the average annual incentive compensation earned by the Company during the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. ACR may also terminate the management agreement for cause with 30 days’ prior written notice from ACR’s Board. No termination fee is payable in the event of a termination for cause (as defined in the management agreement).

ACR incentive fees (management agreement)

The Company earns an incentive fee calculated and payable in arrears in an amount, not less than zero, equal to the excess of (1) the product of (a) 20% and (b) the excess of (i) Earnings Available for Distribution (“EAD”) (as defined in the management agreement) of ACR for the previous 12-month period, over (ii) the product of (A) ACR’s book value equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to the Company with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless EAD for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from September 30, 2022) in the aggregate is greater than zero.

Incentive compensation is calculated and payable quarterly to the Company to the extent it is earned. Up to 75% of the incentive compensation is payable in cash and at least 25% is payable in the form of an award of common stock of ACR. The Company may elect to receive more than 25% of its incentive compensation in common stock. All shares are fully vested upon issuance; however, the Company may not sell such shares for one year after the incentive compensation becomes due and payable unless the management agreement is terminated.

ACR incentive fees (Manager Incentive Plan)

In June 2021, the shareholders of ACR approved the ACR Manager Incentive Plan (“MIP”). The MIP provides for the issuance of ACR equity-based awards to the Company when certain ACR book value targets are met. Such awards vest over four years. The Company initially measures such grants at fair value on the grant date and recognizes income monthly on a straight-line basis over the service period to Incentive fees – related party on the consolidated statements of operations.

Reimbursable Compensation and Benefits

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

Reimbursable compensation and benefits include reimbursements, at cost, which arise primarily from the services employees of the Company provide pursuant to the ACR management agreement that are charged to ACR. The Company recognizes the revenue for reimbursements when the Company incurs the related reimbursable compensation and benefits and other costs on behalf of ACR.

Other Reimbursable Expenses

Other reimbursable expenses include reimbursements that arise from out-of-pocket expenses and certain other costs incurred by the Company that related directly to ACR’s operations or other reimbursable activity. The Company has determined that it controls the services provided by third parties for ACR and therefore the Company accounts for the cost of these services and the related reimbursement revenue on a gross basis.

Income Taxes

The Company accounts for its income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities by using the enacted tax rates in effect for the year in which differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers material positive and negative evidence, including results of recent operations, income in the carryback period, future reversals of existing taxable temporary differences, tax-planning strategies, and projected future taxable income. A valuation allowance is recorded to the extent the more-likely-than-not threshold is not met. If a valuation allowance is recorded and it is subsequently determined that the Company would be able to realize any portion of its deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. Uncertain tax positions are recorded in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the largest amount of tax benefit.

Investments in Equity Affiliate

The Company utilizes the equity method to account for investments when it possesses the ability to exercise significant influence, but not control, over the operating and financial policies of the investee. The ability to exercise significant influence is presumed when the investor possesses more than 20% of the voting interests of the investee. This presumption may be overcome based on specific facts and circumstances that demonstrate that the ability to exercise significant influence is restricted. The Company elected the fair value option for its equity method investment and determines fair value using the closing price of common shares as of the end of the period. The Company recognizes the unrealized and realized gains and losses on equity investments on the consolidated statements of operations as income from investments in equity affiliate - related party.

Goodwill

Goodwill represents the costs of business acquisitions in excess of the fair value of identifiable net assets acquired. The Company evaluates the recoverability of goodwill annually on the first day of the Company’s fiscal fourth quarter of each fiscal year, or more frequently, if events or changes in circumstances indicate that goodwill might be impaired. If the Company’s review indicates that the carrying amount of goodwill exceeds its fair value, the Company will reduce the carrying amount of goodwill to fair value. Based on the impairment tests performed as of October 1, 2025, there were no indications that goodwill was impaired and nor were there events or changes in circumstances indicating impairment at June 30, 2026 and December 31, 2025.

Leases

Arrangements are evaluated to identify leases at inception. The right to use an underlying asset for the lease term is recorded as operating lease right-of-use ("ROU") assets and obligations to make lease payments arising from the lease are recorded as lease liabilities. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. At the adoption date, the Company made an accounting policy election to exclude leases with an initial term of twelve months or less.

Stock-Based Compensation

Issuances of options to purchase shares of the Company’s common stock are initially measured at fair value on the grant date and expensed monthly on a straight-line basis over the service period to equity compensation expense on the consolidated statements of operations, with a corresponding entry to additional paid-in capital on the consolidated balance sheets. In accordance with GAAP, the fair value of all unvested issuances of restricted stock and options is not remeasured after the initial grant date. The Company accounts for forfeitures of employee awards as they occur. As a result, the Company records compensation cost assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse compensation cost previously recognized in the period the award is forfeited.

Reclassifications

Certain reclassifications have been made to prior year’s financial information to conform to the June 30, 2026 presentation. These reclassifications had no effect on net loss or total equity.

NOTE 3 - CONSOLIDATION

The Company has evaluated its loans, investments in unconsolidated entities, guarantees and other financial contracts in order to determine if they are variable interests in VIEs. The Company regularly monitors these legal interests and contracts and, to the extent it has determined that it has a variable interest, analyzes the related entity for potential consolidation.

Investments in Consolidated Variable Interest Entities

The Company consolidates entities in which the Company has a variable interest and, as the investment manager, has both the power to direct the most significant activities and a potentially significant economic interest. Investments in the consolidated VIEs are reported at fair value and represent the Company’s maximum exposure to loss.

ACRES Holdings, LLC is considered and treated as a VIE because the Company directs the significant activities of the entity and not the holders of equity at risk. The Company concluded its interest in ACRES Holdings, LLC represented a potentially significant economic interest and the Company represented the primary beneficiary of ACRES Holdings, LLC. As a result, the Company consolidated ACRES Holdings, LLC as of July 23, 2025 and it continues to be consolidated as of June 30, 2026 and December 31, 2025.

AMF is considered and treated as a VIE because the investors of AMF, who are unaffiliated with the Company, do not have substantive rights to impact the ongoing governance and operating activities of AMF, including the ability to remove the Company as the investment manager without cause. The Company concluded its interest in AMF represented a potentially significant economic interest and the Company represented the primary beneficiary of AMF. As a result, the Company consolidated AMF as of June 30, 2026 and December 31, 2025 and for the three and six months ended June 30, 2026 and 2025.

Investments in Non-Consolidated Variable Interest Entities (the Company is not the primary beneficiary, but has a variable interest)

Based on management’s analysis, the Company is not the primary beneficiary of the VIEs discussed below since it does not have both (i) the power to direct the activities that most significantly impact the VIEs’ economic performance and (ii) the obligation to absorb the losses of the VIEs or the right to receive the benefits from the VIEs, which could be significant to the VIEs. Accordingly, the following VIEs are not consolidated in the Company’s financial statements at June 30, 2026. The Company continuously reassesses whether it is deemed to be the primary beneficiary of its unconsolidated VIEs.

The Company completed a qualitative analysis to determine whether it is the primary beneficiary of ACRES SPV LLC, a wholly owned subsidiary of the Company, and determined that it was not the primary beneficiary as of June 30, 2026 and December 31, 2025. ACRES SPV LLC is considered and treated as a VIE due to a lack of sufficient equity. The Company (including related parties) are not deemed to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities most significant to ACRES SPV LLC which include the management of current investments and operating activity. Accordingly, ACRES SPV LLC is not consolidated into the Company’s consolidated financial statements as of June 30, 2026 and December 31, 2025. The Company has no investment at risk as of June 30, 2026 and December 31, 2025.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

Consolidating Schedules

The following supplemental financial information illustrates the consolidating effects of the Consolidated Fund on the Company’s balance sheet, results from operations and cash flows:

	As of June 30, 2026
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$1,831,859	$—	$—	$1,831,859
Restricted cash	837,594	—	—	837,594
Goodwill	35,000,000	—	—	35,000,000
Accounts receivable	716,426	—	—	716,426
Investments in equity affiliates, at fair value - related party	127,908,705	—	(107,074,675)	20,834,030
Due from related parties	4,799,207	—	(3,101,170)	1,698,037
Right-of-use assets	5,471,030	—	—	5,471,030
Other assets, net of depreciation	1,359,811	—	—	1,359,811
Assets of Consolidated Fund:
Investments, at fair value	—	2,025,830,311	—	2,025,830,311
Cash and cash equivalents	—	54,578,489	—	54,578,489
Restricted cash	—	9,999,992	—	9,999,992
Accrued interest, servicing receivables and other assets	—	16,089,608	—	16,089,608
Total assets	$177,924,632	$2,106,498,400	$(110,175,845)	$2,174,247,187
LIABILITIES
Borrowings	$147,246,398	$—	$—	$147,246,398
Borrowings - related party	10,250,000	—	—	10,250,000
Accrued interest, accounts payable, and other liabilities	5,791,410	—	—	5,791,410
Derivative liability	24,034,846	—	—	24,034,846
Operating lease liabilities	6,177,369	—	—	6,177,369
Liabilities of Consolidated Fund:
Borrowings	—	1,268,252,935	—	1,268,252,935
Accrued interest, accounts payable and other liabilities	—	26,401,349	—	26,401,349
Due to related party	—	3,101,170	(3,101,170)	—
Total liabilities	193,500,023	1,297,755,454	(3,101,170)	1,488,154,307
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	36,279,758	—	—	36,279,758
NON-CONTROLLING INTEREST IN CONSOLIDATED FUND	—	808,742,946	(107,074,675)	701,668,271
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized and 2,539,481 shares outstanding at June 30, 2026	255	—	—	255
Additional paid-in capital	17,769,351	—	—	17,769,351
Accumulated deficit	(69,624,755)	—	—	(69,624,755)
TOTAL STOCKHOLDERS' DEFICIT	(51,855,149)	—	—	(51,855,149)
TOTAL EQUITY	(51,855,149)	808,742,946	(107,074,675)	649,813,122
TOTAL LIABILITIES, NON-CONTROLLING INTEREST AND EQUITY	$177,924,632	$2,106,498,400	$(110,175,845)	$2,174,247,187

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	As of December 31, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$5,438,038	$—	$—	$5,438,038
Restricted cash	1,313,332	—	—	1,313,332
Goodwill	35,000,000	—	—	35,000,000
Accounts receivable	803,840	—	—	803,840
Investments in equity affiliate, at fair value - related party	121,295,369	—	(106,999,338)	14,296,031
Due from related parties	4,899,486	—	(3,014,787)	1,884,699
Right-of-use assets	6,971,903	—	—	6,971,903
Other assets, net of depreciation	1,150,067	—	—	1,150,067
Assets of Consolidated Fund:
Investments, at fair value	—	2,016,918,819	—	2,016,918,819
Cash and cash equivalents	—	17,824,819	—	17,824,819
Restricted cash	—	28,478,347	—	28,478,347
Accrued interest, servicing receivables and other assets	—	38,509,145	—	38,509,145
Total assets	$176,872,035	$2,101,731,130	$(110,014,125)	$2,168,589,040
LIABILITIES (2)
Borrowings	$147,319,367	$—	$—	$147,319,367
Borrowings - related party	10,375,000	—	—	10,375,000
Accrued interest, accounts payable, and other liabilities	5,605,251	—	—	5,605,251
Derivative liabilities	9,240,299	—	—	9,240,299
Operating lease liabilities	7,756,825	—	—	7,756,825
Liabilities of Consolidated Fund:
Borrowings	—	1,283,957,379	—	1,283,957,379
Accrued interest, accounts payable and other liabilities	—	31,370,008	—	31,370,008
Due to related party	—	3,014,787	(3,014,787)	—
Total liabilities	180,296,742	1,318,342,174	(3,014,787)	1,495,624,129
REDEEMABLE INTEREST IN CONSOLIDATED COMPANY ENTITIES	33,960,107	—	—	33,960,107
NON-CONTROLLING INTERESTS IN CONSOLIDATED FUND (3)		783,388,956	(106,999,338)	676,389,618
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 3,000,000 shares authorized and 1,695,731 shares outstanding at December 31, 2025	170	—	—	170
Additional paid-in capital	10,178,636	—	—	10,178,636
Accumulated deficit	(47,563,620)	—	—	(47,563,620)
TOTAL STOCKHOLDERS' DEFICIT	(37,384,814)	—	—	(37,384,814)
TOTAL EQUITY	(37,384,814)	783,388,956	(106,999,338)	639,004,804
TOTAL LIABILITIES, REDEEMABLE INTEREST, NON-CONTROLLING INTERESTS, AND EQUITY	$176,872,035	$2,101,731,130	$(110,014,125)	$2,168,589,040

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Three Months Ended June 30, 2026
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$183,667	$—	$—	$183,667
Management and servicing fees, net - related party	4,503,360	—	(2,939,546)	1,563,814
Origination fees	917,500	—	—	917,500
Incentive fees - related party	6,198,506	—	—	6,198,506
Application fees and other income	230,369	—	—	230,369
Reimbursable compensation and benefits - related party	897,428	—	—	897,428
Other reimbursable expenses	94,587	—	—	94,587
Other reimbursable expenses - related party	432,093	—	(151,774)	280,319
Total revenues	13,457,510	—	(3,091,320)	10,366,190
OPERATING EXPENSES
Compensation and benefits	3,616,229	—	—	3,616,229
Equity compensation - related party	—	—	—	—
General, administrative and other expenses	2,818,251	—	—	2,818,251
Interest expense	3,063,753	—	—	3,063,753
Interest expense - related party	77,919	—	—	77,919
Other reimbursable expenses	94,587	—	—	94,587
Other reimbursable expenses - related party	432,093	—	(151,774)	280,319
Expenses of Consolidated Fund	—	3,842,345	(2,939,546)	902,799
Total operating expenses	10,102,832	3,842,345	(3,091,320)	10,853,857
	3,354,678	(3,842,345)	—	(487,667)
OTHER INCOME (EXPENSE)				—
Income (loss) from investments in equity affiliates - related party	1,815,359	—	(2,074,664)	(259,305)
Net realized and unrealized gains on investments of Consolidated Fund	—	7,919,828	—	7,919,828
Interest income of Consolidated Fund	—	28,950,881	—	28,950,881
Interest expense of Consolidated Fund	—	(21,262,695)	—	(21,262,695)
Derivative gain (loss)	(17,220,073)	—	—	(17,220,073)
Total other income	(15,404,714)	15,608,014	(2,074,664)	(1,871,364)
(LOSS) INCOME BEFORE TAXES	(12,050,036)	11,765,669	(2,074,664)	(2,359,031)
Provision for income taxes	—	—	—	—
NET (LOSS) INCOME	(12,050,036)	11,765,669	(2,074,664)	(2,359,031)
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(9,691,005)	(9,691,005)
Less: Net income attributable to redeemable interest in Consolidated Company Entities	(1,366,249)	—	—	(1,366,249)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHARES	$(13,416,285)	$11,765,669	$(11,765,669)	$(13,416,285)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Six Months Ended June 30, 2026
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$395,183	$—	$—	$395,183
Management and servicing fees, net - related party	8,914,646	—	(5,791,342)	3,123,304
Origination fees	917,500	—	—	917,500
Incentive fees - related party	6,731,593	—	—	6,731,593
Application fees and other income	913,920	—	—	913,920
Reimbursable compensation and benefits - related party	2,082,298	—	—	2,082,298
Other reimbursable expenses	323,081	—	—	323,081
Other reimbursable expenses - related party	881,597	—	(331,475)	550,122
Total revenues	21,159,818	—	(6,122,817)	15,037,001
OPERATING EXPENSES
Compensation and benefits	7,875,347	—	—	7,875,347
Equity compensation - related party	7,240,715	—	—	7,240,715
General, administrative and other expenses	5,701,603	—	—	5,701,603
Interest expense	6,093,839	—	—	6,093,839
Interest expense - related party	155,544	—	—	155,544
Other reimbursable expenses	323,081	—	—	323,081
Other reimbursable expenses - related party	881,597	—	(331,475)	550,122
Expenses of Consolidated Fund	—	7,595,411	(5,791,342)	1,804,069
Total operating expenses	28,271,726	7,595,411	(6,122,817)	29,744,320
	(7,111,908)	(7,595,411)	—	(14,707,319)
OTHER INCOME (EXPENSE)				—
Income (loss) from investments in equity affiliates - related party	2,514,971	—	(4,127,508)	(1,612,537)
Net realized and unrealized gains on investments of Consolidated Fund	—	15,455,180	—	15,455,180
Interest income of Consolidated Fund	—	60,087,546	—	60,087,546
Interest expense of Consolidated Fund	—	(44,323,261)	—	(44,323,261)
Derivative gain (loss)	(14,794,547)	—	—	(14,794,547)
Total other income	(12,279,576)	31,219,465	(4,127,508)	14,812,381
(LOSS) INCOME BEFORE TAXES	(19,391,484)	23,624,054	(4,127,508)	105,062
Provision for income taxes	—	—	—	—
NET (LOSS) INCOME	(19,391,484)	23,624,054	(4,127,508)	105,062
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(19,496,546)	(19,496,546)
Less: Net income attributable to redeemable interest in Consolidated Company Entities	(2,669,650)	—	—	(2,669,650)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHARES	$(22,061,134)	$23,624,054	$(23,624,054)	$(22,061,134)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Three Months Ended June 30, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$142,443	$—	$—	$142,443
Management and servicing fees, net - related party	4,009,745	—	(2,348,856)	1,660,889
Origination fees	2,739,200	—	—	2,739,200
Incentive fees - related party	795,034	—	—	795,034
Application fees and other income	332,371	—	—	332,371
Reimbursable compensation and benefits - related party	904,236	—	—	904,236
Other reimbursable expenses	192,269	—	—	192,269
Other reimbursable expenses - related party	298,918	—	(121,129)	177,789
Total revenues	9,414,216	—	(2,469,985)	6,944,231
OPERATING EXPENSES
Compensation and benefits	3,193,620	—	—	3,193,620
Equity compensation - related party	465,955	—	—	465,955
General, administrative and other expenses	2,741,390	—	—	2,741,390
Interest expense	5,683,232	—	—	5,683,232
Interest expense - related party	80,194	—	—	80,194
Other reimbursable expenses	192,269	—	—	192,269
Other reimbursable expenses - related party	298,918	—	(121,129)	177,789
Expenses of Consolidated Fund	—	2,951,251	(2,348,856)	602,395
Total operating expenses	12,655,578	2,951,251	(2,469,985)	13,136,844
	(3,241,362)	(2,951,251)	—	(6,192,613)
OTHER INCOME (EXPENSE)
Income from investments in equity affiliates - related party	777,427	—	(2,042,120)	(1,264,693)
Net realized and unrealized gains on investments of Consolidated Fund	—	(28,985)	—	(28,985)
Interest income of Consolidated Fund	—	27,792,156	—	27,792,156
Interest expense of Consolidated Fund	—	(13,739,704)	—	(13,739,704)
Total other income (expense)	777,427	14,023,467	(2,042,120)	12,758,774
INCOME BEFORE TAXES	(2,463,935)	11,072,216	(2,042,120)	6,566,161
Provision for income taxes	—	—	—	—
NET INCOME	(2,463,935)	11,072,216	(2,042,120)	6,566,161
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(9,030,096)	(9,030,096)
NET INCOME ATTRIBUTABLE TO COMMON SHARES	$(2,463,935)	$11,072,216	$(11,072,216)	$(2,463,935)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Six Months Ended June 30, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
REVENUES
Management and servicing fees, net	$300,878	$—	$—	$300,878
Management and servicing fees, net - related party	7,973,826	—	(4,722,358)	3,251,468
Origination fees	4,050,856	—	—	4,050,856
Incentive fees - related party	1,581,330	—	—	1,581,330
Application fees and other income	504,486	—	—	504,486
Reimbursable compensation and benefits - related party	2,185,056	—	—	2,185,056
Other reimbursable expenses	362,705	—	—	362,705
Other reimbursable expenses - related party	492,393	—	(189,357)	303,036
Total revenues	17,451,530	—	(4,911,715)	12,539,815
OPERATING EXPENSES
Compensation and benefits	6,467,218	—	—	6,467,218
Equity compensation - related party	890,625	—	—	890,625
General, administrative and other expenses	4,625,414	—	—	4,625,414
Interest expense	11,251,307	—	—	11,251,307
Interest expense - related party	160,069	—	—	160,069
Other reimbursable expenses	362,705	—	—	362,705
Other reimbursable expenses - related party	492,393	—	(189,357)	303,036
Expenses of Consolidated Fund	—	5,693,271	(4,722,358)	970,913
Total operating expenses	24,249,731	5,693,271	(4,911,715)	25,031,287
	(6,798,201)	(5,693,271)	—	(12,491,472)
OTHER INCOME (EXPENSE)
Income from investments in equity affiliates - related party	5,240,986	—	(4,043,172)	1,197,814
Net realized and unrealized gains on investments of Consolidated Fund	—	(28,985)	—	(28,985)
Interest income of Consolidated Fund	—	53,098,250	—	53,098,250
Interest expense of Consolidated Fund	—	(26,273,947)	—	(26,273,947)
Total other income (expense)	5,240,986	26,795,318	(4,043,172)	27,993,132
INCOME BEFORE TAXES	(1,557,215)	21,102,047	(4,043,172)	15,501,660
Provision for income taxes	—	—	—	—
NET INCOME	(1,557,215)	21,102,047	(4,043,172)	15,501,660
Less: Net income attributable to non-controlling interest in Consolidated Fund	—	—	(17,058,875)	(17,058,875)
NET INCOME ATTRIBUTABLE TO COMMON SHARES	$(1,557,215)	$21,102,047	$(21,102,047)	$(1,557,215)

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Six Months Ended June 30, 2026
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(19,391,484)	$23,624,054	$(4,127,508)	$105,062
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	59,322	—	—	59,322
Equity compensation - related party	7,240,715	—	—	7,240,715
Amortization of debt acquisition costs	427,031	—	—	427,031
Income from investments in equity affiliates - related party	(2,514,971)	—	4,127,508	1,612,537
Derivative loss (gain)	14,794,547			14,794,547
Distributions from equity affiliates - related party	4,052,171	—	(4,052,171)	—
Satisfaction of incentive fees in stock	(8,150,536)	—	—	(8,150,536)
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to controlling and non-controlling interests in Consolidated Fund:				—
Net realized gain from investments	—	(17,529,500)	—	(17,529,500)
Net change in unrealized gains on investments	—	2,074,320	—	2,074,320
Purchase and funding of loan notes, participations and equity interests	—	(172,390,385)	—	(172,390,385)
Sales proceeds and principal payments received on loan notes and participations	—	139,864,692	—	139,864,692
Distribution from investments in equity interests	—	31,065,038	—	31,065,038
Amortization of debt issuance costs	—	3,630,384	—	3,630,384
Deferred fees	—	790,114	—	790,114
Amortization of deferred fees	—	(1,127,959)	—	(1,127,959)
Cash flows due to changes in operating assets and liabilities:
Accounts receivable	87,414	—	—	87,414
Other assets, net of depreciation	(269,066)	—	—	(269,066)
Due from related parties	100,279	—	86,534	186,813
Right-of-use assets	1,500,873	—	—	1,500,873
Operating lease liabilities	(1,579,456)	—	—	(1,579,456)
Accrued interest, accounts payable, and other liabilities	(461,841)	—	—	(461,841)
Cash flows due to changes in operating assets and liabilities allocable to controlling and non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	—	—	(18,275,315)	(18,275,315)
Change in other assets and receivables held at Consolidated Fund	—	22,419,537	—	22,419,537
Change in other liabilities and payables held at Consolidated Fund	—	3,459,912	(86,534)	3,373,378
Net cash (used in) provided by operating activities	(4,105,002)	35,880,207	(22,327,486)	9,447,719
CASH FLOWS FROM FINANCING ACTIVITIES:
Paydowns of credit facilities and notes payable	(500,000)	—	—	(500,000)
Paydowns of loan payable - related party	(125,000)	—	—	(125,000)
Exercise of stock options	648,085			648,085
Allocable to controlling and non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	—	27,437,108	—	27,437,108
Distributions to non-controlling interests in Consolidated Fund	—	(25,707,172)	4,052,171	(21,655,001)
Borrowings under loan obligations by Consolidated Fund	—	503,111,067	—	503,111,067
Repayments under loan obligations by Consolidated Fund	—	(513,480,633)	—	(513,480,633)
Payment of debt acquisition costs by Consolidated Fund	—	(8,965,262)	—	(8,965,262)
Net cash (used in) provided by financing activities	23,085	(17,604,892)	4,052,171	(13,529,636)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(4,081,917)	18,275,315	(18,275,315)	(4,081,917)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,751,370	46,303,166	(46,303,166)	6,751,370
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$2,669,453	$64,578,481	$(64,578,481)	$2,669,453

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	For the Six Months Ended June 30, 2025
	Consolidated Company Entities	Consolidated Fund	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(1,557,213)	$21,102,047	$(4,043,172)	$15,501,662
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	59,550	—	—	59,550
Equity compensation - related party	890,625	—	—	890,625
Amortization of debt acquisition costs	240,344	—	—	240,344
Amortization of capitalized mortgage servicing rights	81,472	—	—	81,472
Non-cash interest expense	3,795,816	—	—	3,795,816
Income from investments in equity affiliates -related party	(5,240,986)	—	4,043,172	(1,197,814)
Distributions from equity affiliates - related party	5,736,538	—	(5,736,538)	—
Satisfaction of incentive fees in stock	(3,615,868)	—	—	(3,615,868)
Adjustments to reconcile net income to net cash (used in) provided by operating activities allocable to controlling and non-controlling interests in Consolidated Fund:
Net change in unrealized gains on investments	—	28,985	—	28,985
Purchase and funding of loan notes and participations	—	(265,989,351)	—	(265,989,351)
Sales proceeds and principal payments received on loan notes and participations	—	85,389,152	—	85,389,152
Amortization of debt issuance costs	—	1,815,570	—	1,815,570
Deferred fees	—	1,971,260	—	1,971,260
Amortization of deferred fees	—	(2,515,818)	—	(2,515,818)
Cash flows due to changes in operating assets and liabilities:
Accounts receivable	(19,615)	—	—	(19,615)
Other assets, net of depreciation	(1,096,199)	—	—	(1,096,199)
Due from related parties	1,729,456	—	212,003	1,941,459
Right-of-use assets	(4,435,444)	—	—	(4,435,444)
Operating lease liabilities	4,779,661	—	—	4,779,661
Accrued interest, accounts payable, and other liabilities	2,809,995	—	—	2,809,995
Cash flows due to changes in operating assets and liabilities allocable to controlling and non-controlling interest in Consolidated Fund:
Change in cash and cash equivalents held at Consolidated Fund	—	—	46,591,469	46,591,469
Change in other assets and receivables held at Consolidated Fund	—	(2,681,500)		(2,681,500)
Change in other liabilities and payables held at Consolidated Fund	—	(679,442)	(212,003)	(891,445)
Net cash provided by (used in) operating activities	4,158,132	(161,559,098)	40,854,931	(116,546,035)
CASH FLOWS FROM FINANCING ACTIVITIES:
Paydowns of credit facilities and notes payable	(150,000)	—	—	(150,000)
Paydowns of loan payable - related party	(150,000)	—	—	(150,000)
Allocable to controlling and non-controlling interests in Consolidated Fund:
Contributions from non-controlling interests in Consolidated Fund	—	59,284,874	—	59,284,874
Distributions to non-controlling interests in Consolidated Fund	—	(36,778,196)	5,736,538	(31,041,658)
Borrowings under loan obligations by Consolidated Fund	—	157,601,000	—	157,601,000
Repayments under loan obligations by Consolidated Fund	—	(61,452,000)	—	(61,452,000)
Payment of debt acquisition costs by Consolidated Fund	—	(3,688,049)	—	(3,688,049)
Net cash (used in) provided by financing activities	(300,000)	114,967,629	5,736,538	120,404,167
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	3,858,132	(46,591,469)	46,591,469	3,858,132
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	7,217,108	57,490,000	(57,490,000)	7,217,108
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$11,075,240	$10,898,531	$(10,898,531)	$11,075,240

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

NOTE 4 – SUPPLEMENTAL CASH FLOW INFORMATION

The following table provides a reconciliation of cash, cash equivalents and restricted cash on the consolidated balance sheets to the total amount shown on the consolidated statements of cash flows:

	June 30, 2026	June 30, 2025
Cash and cash equivalents	$1,831,859	$8,865,657
Restricted cash	837,594	2,209,582
Total cash, cash equivalents and restricted cash shown on the Company's consolidated statement of cash flows	$2,669,453	$11,075,239

The following table summarizes the Company’s supplemental disclosure of cash flow information:

	For the Six Months Ended June 30,
	2026	2025
Supplemental cash flows:
Interest expense paid in cash	$5,796,727	$7,313,212
Income taxes paid in cash	791,427	826,622
Non-cash investing and financing activities include the following:
Purchase of derivative liability	$(10,838,750)	$—
Exercise of stock options	10,838,750	—

NOTE 5 – RESTRICTED CASH

The Company maintains loan expense deposits collected from prospective borrowers used to offset underwriting expenses associated with originating loans. As of June 30, 2026 and December 31, 2025, loan expense deposits amounted to $0.8 million and $1.3 million, respectively. Loan escrow and expense deposits are segregated in bank accounts held outside of corporate assets and are reflected as restricted cash on the consolidated balance sheets.

The Company is required to maintain certain deposits in escrow for, among other purposes, interest, taxes, insurance, and construction reserves under the underlying mortgage loan agreements serviced by the Company. As of June 30, 2026 and December 31, 2025, the Company held total escrow balances of approximately $0.6 million and $35.8 million, respectively, which are not included on the Company’s consolidated balance sheets. These escrows are maintained in separate accounts at federally insured depository institutions, which may exceed FDIC insured limits.

NOTE 6 – INVESTMENTS OF THE CONSOLIDATED FUND

The following tables summarizes investments held in the Consolidated Fund:

		June 30, 2026
Asset Type	Asset Location	Fair Value	Percentage of Total Investments
First mortgage loan
Various	Various	1,505,994,434	74.3%
Equity Investments
ACRES SPE 2025-1 LLC	Various	136,139,903	6.7%
Various	Various	383,695,974	19.0%
Total investments, at fair value		$2,025,830,311	100.0%

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

		December 31, 2025
Asset Type	Asset Location	Fair Value	Percentage of Total Investments
First mortgage loan
Various	Various	$1,539,203,250	76.3%
Equity Investments
ACRES SPE 2025-1 LLC	Various	127,411,735	6.3%
Various	Various	350,303,834	17.4%
Total investments, at fair value		$2,016,918,819	100.0%

NOTE 7 – INVESTMENTS IN EQUITY AFFILIATE

Investments in equity affiliate - related party are summarized as follows:

	Cost Basis	Net Gains (Losses)	Fair Value
June 30, 2026
ACR (1,171,112 common stock shares)	$16,185,349	$4,648,681	$20,834,030
December 31, 2025
ACR (669,917 common stock shares)	$8,034,812	$6,261,219	$14,296,031

The MIP provides for the issuance of ACR equity-based awards to the Company when each of the following book value targets are met: $21.00, $24.00, $27.00, $30.00, $33.00 and $36.00. Such grants are subject to a four-year vesting period. On June 14, 2021 and May 6, 2022, the $21.00 and $24.00 book value targets, respectively, were met and ACRES Share Holdings, LLC, a wholly owned subsidiary of the Company, was granted 299,999 shares for each of the years ended December 31, 2022 and 2021, which vest 25% for four years, on each anniversary of the issuance date. On May 7, 2024, the $27.00 book value target was met and ACRES Share Holdings, LLC was granted 295,237 shares for the year ended December 31, 2024, which will vest 25% for four years, on each anniversary of the issuance date. On March 5, 2026, the $30.00 book value target was met and ACRES Share Holdings, LLC was granted 204,765 shares for the six months ended June 30, 2026, which will vest 25% for four years, on each anniversary of the issuance date. For each of the three and six months ended June 30, 2026 and 2025, 501,195 shares and 223,810 shares, respectively, of ACR were vested.

Under the ACR management agreement, the Company is entitled to receive incentive compensation, payable quarterly, based on ACR’s performance. No such incentive compensation was earned by the Company for the three and six months ended June 30, 2026 and 2025.

The following table summarizes the Company’s restricted common stock transactions under the MIP and ACR’s management agreement:

Shares
Unvested shares at January 1, 2025	520,240
Issued	—
Vested	(223,810)
Unvested shares at December 31, 2025	296,430
Issued	204,765
Vested	(501,195)
Unvested shares at June 30, 2026	—

The aggregate market value of the Company’s investment in ACR as of June 30, 2026 and December 31, 2025, based on quoted market prices, was $20.8 million and $14.3 million, respectively. The Company possesses the ability to exercise significant influence, but not control, over the operating and financial policies of ACR and, therefore, accounts for its investment in ACR using the equity method of accounting. The Company elected the fair value option for its equity method investment in ACR and determines the fair value of its equity investment using the closing price of ACR’s common shares as of the end of the period, which was a Level 1 fair value input, and recorded changes in fair value in earnings on the Company’s consolidated statements of operations. The unrealized gains (losses) on the Company’s consolidated statements of operations related to the Company’s investment in ACR was ($0.3) million and ($1.3) million for the three months ended June 30, 2026 and 2025, respectively and ($1.6) million and $1.2 million for the six months ended June 30, 2026 and 2025, respectively. During the three and six months ended June 30, 2026 and 2025, the Company received no distributions from ACR.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

The condensed balance sheets for the Company’s unconsolidated investment in equity affiliate are as follows (in thousands):

	June 30, 2026	December 31, 2025
Condensed Balance Sheets:	ACR	ACR
Assets:
Cash and cash equivalents	$41,098	$83,768
Real estate assets	2,298,142	2,016,821
Other assets	67,438	61,775
Total assets	2,406,678	2,162,364
Liabilities:
Notes payable	1,783,346	1,544,938
Other liabilities	73,101	66,834
Total liabilities	1,856,447	1,611,772
Stockholders' equity	413,318	420,796
Non-controlling interests	136,913	129,796
Total stockholders' equity	550,231	550,592
Total liabilities and equity	$2,406,678	$2,162,364

The condensed statements of operations for the Company’s unconsolidated investments in equity affiliate are as follows (in thousands):

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Condensed Statements of Operations:	ACR	ACR	ACR	ACR
Revenue:
Real estate income	$10,430	$13,273	$18,977	$24,639
Interest income	38,400	28,831	72,760	57,557
Other income	31	33	62	66
Total revenues	48,861	42,137	91,799	82,262
Expenses:
Interest expense	27,881	20,264	52,995	43,387
Management and servicing fees - related party	1,564	1,601	3,125	3,232
Equity compensation - related party	4,893	585	5,433	1,400
General and administrative	2,722	2,736	5,758	5,895
Real estate expense	10,523	13,349	20,233	26,691
Other expenses (income)	6,812	(760)	5,864	(2,459)
Total expenses	54,395	37,775	93,408	78,146
Other Income (Expense):
Total other income (expense)	512	(31)	4,116	(439)
Income tax benefit (expense)	-	(7)	(1)	(83)
Net income (loss)	$(5,022)	$4,324	$2,506	$3,594
Net income allocated to preferred shares	(5,096)	(5,282)	(10,210)	(10,595)
Net (income) loss allocable to non-controlling interests, net of taxes	(2,401)	226	(5,838)	410
Net loss allocable to common shares	(12,519)	(732)	(13,542)	(6,591)

Company's share of (loss) income (1)	$(259)	$(1,265)	$(1,613)	$1,198

(1)
Includes unrealized gains recorded as income from equity investments – related party on the consolidated statements of operations.

NOTE 8 - LEASES

The Company has operating leases for office space and office equipment. The leases have terms that expire between December 2027 and June 2032. The leases on the office space and office equipment contain options for early termination granted to the Company and the lessor. Lease payments are determined as follows:

•
Office space: payments are made on a fixed schedule, escalating annually, and include the Company’s responsibility

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

for a percentage of increases in the building’s property taxes and operating expenses over the base year.

•
Office equipment: payments are made on a fixed schedule.

The following table summarizes the Company’s operating leases:

	June 30, 2026	December 31, 2025
Operating Leases:
Right of use assets	$5,471,030	$6,971,903
Lease liabilities	(6,177,369)	(7,756,825)
Weighted average remaining lease term:	5.71 years	6.21 years
Weighted average discount rate (1):	8.31%	8.21%

(1) The market discount rate is used, when readily determinable, in calculating the present value of lease payments for the operating lease liability. Otherwise, the incremental borrowing rate at the beginning of the period of adoption (January 1, 2022) or on the commencement date is used.

The following table summarizes the Company’s operating lease costs and cash payments during the periods indicated:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Lease Cost:
Operating lease cost	$312,991	$301,411	$625,982	$557,265
Short-term lease cost	$3,529	$3,947	$7,058	$7,894

Other Information:
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$318,023	$106,526	$636,047	$213,050

The following table summarizes the Company’s operating leases cash flow obligations on an undiscounted, annual basis:

Operating Leases
Remainder of 2026	$638,997
2027	1,287,268
2028	1,329,372
2029	1,371,757
2030	1,410,176
2031	1,450,775
Thereafter	322,680
Subtotal	7,811,025
Less: impact of discount	(1,633,656)
Total	$6,177,369

NOTE 9 - FAIR VALUE

The Company uses valuation techniques that are consistent with the market approach, the income approach and/or the cost approach to measure assets and liabilities that are measured at fair value. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity's own assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, accounting standards establish a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The fair value hierarchy is as follows:

•
Level 1 - Assets and liabilities whose values are based on unadjusted quoted prices in active markets for identical assets and

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

liabilities that the Company has the ability to access.
•
Level 2 - Assets and liabilities whose values are based on inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.
•
Level 3 - Assets and liabilities whose values are based on inputs that are both unobservable and significant to the overall valuation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability that a market participant would use.

The following is a description of the valuation methodologies used to measure fair value, as well as the general classification of such instruments pursuant to the fair value hierarchy:

Investments, at fair value. Investments, at fair value, are recorded at fair value and classified as Level 3 in the fair value hierarchy. The fair value of investments, at fair value, are determined using valuations obtained from a third party that specializes in providing valuations of such financial assets.

Investments in equity affiliate related to ACR. Investments in equity affiliate, at fair value – related party includes ACR common shares held by the Company that are estimated using the closing price of ACR common shares, a Level 1 fair value input, as of the reporting period end date. The Company’s equity method investment in ACR is classified within Level 1 of the valuation hierarchy.

Derivative liabilities. Derivative liabilities are recorded at fair value and classified as Level 3 in the fair value hierarchy. The fair value of derivative liabilities are comprised of the fair value of common stock warrant liabilities and the fair value of embedded derivatives. The fair value of common stock warrant liabilities and embedded derivatives are determined using valuations obtained from a third party that specializes in providing valuations of such financial liabilities. The third party utilized the Black-Scholes-Merton multiple option approach to determine the fair value of the common stock warrant liabilities and the discounted cash flow approach to determine the fair value of the embedded derivatives.

The fair values of the Company’s short-term financial instruments, such as (i) cash and cash equivalents, (ii) restricted cash, (iii) accrued interest, servicing receivables and other assets, (iv) due from related parties, (v) accrued interest, accounts payable and other liabilities, and (vi) due to related parties approximate their carrying values on the consolidated balance sheet due to their terms, liquidity, or short-term nature.

The following tables summarizes financial assets and financial liabilities measured at fair value for the Company and the Consolidated Fund as of June 30, 2026 and December 31, 2025:

	Fair Value Measurements Using Fair Value Hierarchy
Financial Instruments of the Company	Level 1	Level 2	Level 3
At June 30, 2026
Financial assets:
Equity method investment in ACR	$20,834,030	$—	$—
Financial liabilities:
Derivative liabilities	$—	$—	$24,034,846
At December 31, 2025
Financial assets:
Equity method investment in ACR	$14,296,031	$—	$—
Financial liabilities:
Derivative liabilities	$—	$—	$9,240,299

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	Fair Value Measurements Using Fair Value Hierarchy
Financial Instruments of the Consolidated Fund	Level 1	Level 2	Level 3
At June 30, 2026
Financial assets:
Investments, at fair value	$—	$—	$2,025,830,311
At December 31, 2025
Financial assets:
Investments, at fair value	$—	$—	$2,016,918,819

The following tables summarize the quantitative inputs and assumptions used for the Company’s and the Consolidated Fund’s Level 3 measurements as of June 30, 2026:

As of June 30, 2026
Level 3 Measurements of the Company	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial liabilities:
Embedded derivatives	$1,630,000	Discounted cash flow	Discount rate	23.53%
Freestanding warrants	22,404,846	Discounted cash flow	Discount rate Terminal multiple	15.25% - 16.25% 10.0x - 11.0x

As of June 30, 2026
Level 3 Measurements of the Consolidated Fund	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial assets:
First mortgage loans	$1,505,994,434	Discounted cash flow	Discount rate	6.73% - 8.53% (7.05%)
		Comparable sales	Sales price per key/unit	$0.5 million - $1.1 million ($0.9 million)
Equity investments	519,835,877	Discounted cash flow	Discount rate	3.00% - 8.53% (6.74%)
			Capitalization rate	4.75% - 7.50% (6.31%)
		Comparable sales	Sales price per square foot	$474 / sq. ft.
		Comparable sales	Sales price per key/unit	$73,453 / key
		Net recovery analysis	Discount yield	22%
		Income capitalization analysis	Capitalization rate	5.00% - 5.75% (5.34%)

The following tables summarize the quantitative inputs and assumptions used for the Consolidated Fund’s Level 3 measurements as of December 31, 2025:

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

As of December 31, 2025
Level 3 Measurements of the Company	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial liabilities:
Embedded derivatives	$1,280,000	Discount cash flow	Discount rate	22.86%
Freestanding warrants	7,960,299	Black-Scholes- Merton multiple option approach	Expected volatility Expected life Risk-free interest rate	70.0% 8 years 3.90%

As of December 31, 2025
Level 3 Measurements of the Consolidated Fund	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial assets:
First mortgage loans	$1,539,203,250	Discounted cash flow	Discount rate	6.73% - 8.38% (7.01%)
		Comparable sales	Sales price per key/unit	$0.5 million - $1.3 million ($1.0 million)
Equity investments	477,715,569	Discounted cash flow	Discount rate	3.60% - 10.25% (6.85%)
			Capitalization rate	4.70% - 7.50% (6.21%)
		Comparable sales	Sales price per square foot	$473 / sq. ft.
		Comparable sales	Sales price per key/unit	$72,267 / key
		Income capitalization analysis	Capitalization rate	5.75%

The following tables set forth a summary of changes in the fair value of the Level 3 measurements:

Level 3 Assets and Liabilities of the Company	Derivative liabilities
Balance as of December 31, 2025	$(9,240,299)
Change in fair value (1)	(14,794,547)
Balance as of June 30, 2026	$(24,034,846)

(1) Changes in fair value are included in earnings and relate to financial liabilities.

Level 3 Assets and Liabilities of the Company	Derivative liabilities
Balance as of December 31, 2024	$—
Established in connection with equity issuance (see Note 15)	(12,324,588)
Change in fair value (1)	3,084,289
Balance as of December 31, 2025	$(9,240,299)

(1) Changes in fair value are included in earnings and relate to financial liabilities.

Level 3 Assets of the Consolidated Fund	Investments, at fair value
Balance as of December 31, 2025	$2,016,918,819
Purchases (1)	172,390,385
Sales/settlements (2)	(178,934,073)
Realized and unrealized appreciation, net (3)	15,455,180
Balance as of June 30, 2026	$2,025,830,311

(1)
Purchases include purchases and fundings of loan notes, participations and equity interests.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

(2)
Sales/settlements include sales proceeds and principal payments received on loan notes and participations.
(3)
Changes in net realized and unrealized appreciation are included in earnings and relate to financial assets.

Level 3 Assets of the Consolidated Fund	Investments, at fair value
Balance as of December 31, 2024	$1,168,593,933
Purchases (1)	1,149,910,966
Sales/settlements (2)	(313,071,796)
Realized and unrealized appreciation, net (3)	11,485,716
Balance as of December 31, 2025	$2,016,918,819

(1)
Purchases include purchases and fundings of loan notes, participations and equity interests.
(2)
Sales/settlements include sales proceeds and principal payments received on loan notes and participations.
(3)
Changes in net realized and unrealized appreciation are included in earnings and relate to financial assets.

There were no transfers between any of the levels within the fair value hierarchy during the three and six months ended June 30, 2026 and 2025.

NOTE 10 - BORROWINGS

Certain information with respect to the Company’s borrowings is summarized in the following table:

	Principal Outstanding	Unamortized Issuance Costs	Outstanding Borrowings	Borrowing Rate	Maturity
At June 30, 2026
$130 million credit facility	$130,000,000	$(6,086,935)	$123,913,065	8.625%	July 23, 2033
$26 million earnout liability	23,333,333	—	23,333,333	0%	Until paid in full
Total	$153,333,333	$(6,086,935)	$147,246,398

At December 31, 2025
$130 million credit facility	$130,000,000	$(6,513,966)	$123,486,034	8.625%	July 23, 2033
$26 million earnout liability	23,833,333	—	23,833,333	0%	Until paid in full
Total	$153,833,333	$(6,513,966)	$147,319,367

The Company entered into a credit agreement, dated June 26, 2018, with several investment management firms to provide a maximum credit facility of $140.0 million. On July 1, 2020, this facility was amended to increase the maximum borrowings to $163.0 million. During the period of January 1, 2025 to July 23, 2025, interest was paid on a quarterly basis on the outstanding principal amount of the advances at a rate per annum equal to a cash interest rate ranging from 8.00% to 10.00% depending on certain covenant requirements. The capitalized (paid-in-kind) interest rate ranged from 4.25% to 4.75% depending on certain covenant requirements. For the period of January 1, 2025 to July 23, 2025, total cash interest incurred on advances amounted to $8.3 million. The lenders on the facility were entitled to receive warrants to purchase common stock of the Company as advances were issued under the facility or under anti-dilution protection provisions. As of July 23, 2025, warrants to purchase 190,801 shares of common stock at an exercise price of $0.01 per share and 177,120 shares of common stock at an exercise price of $15.80 per share were outstanding. The credit facility matured on June 26, 2025. On July 23, 2025, the Company entered into the following transactions:

•
A subsidiary of the Company issued $33.0 million of preferred equity securities to a third party. The preferred equity securities contained certain embedded features that are not clearly and closely related to the host instrument and accounted for as a derivative liability (see Note 15 and 16). In connection with the subsidiary’s issuance of preferred equity securities, the Company issued warrants to purchase 312,524 shares of common stock of the Company at an exercise price of $0.01 to the third party. The Company accounted for the issuance of preferred equity securities as a redeemable interest with embedded derivatives accounted for as a derivative liability with an initial fair value of $1.4 million as of July 23, 2025. The Company accounted for the issuance of warrants as a derivative liability with an initial fair value of $10.9 million as of July 23, 2025. See Note 15 and 16.

•
The Company entered into a credit agreement with an insurance company to provide a $130.0 million credit facility. The Company drew upon the full credit facility and received $130.0 million of proceeds on July 23, 2025.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

•
The proceeds of the $33.0 million preferred equity issuance and $130.0 million credit facility were utilized to partially paydown the $163.0 million credit facility. At July 23, 2025, prior to the partial paydown, the $163.0 million credit facility had an outstanding principal balance of $183.0 million inclusive of capitalized interest and an interest payable balance of $5.0 million. In connection with the paydown, a wholly-owned subsidiary of the Company entered into an earnout agreement with the existing lenders on the $163.0 million credit facility whereby the remaining outstanding balance of the $163.0 million credit facility and all warrants to purchase common stock of the Company held by the existing lenders, which were initially accounted for within the Company’s equity, were discharged/forfeited in exchange for the subsidiary’s agreement to pay the existing lenders an aggregate amount equal to $26.0 million, the earnout liability. The Company has accounted for this transaction as a troubled debt restructuring under ASC 470-60 and Company recorded a $3.6 million net gain on extinguishment of debt in the consolidated statements of operations for the year ended December 31, 2025.

As of June 30, 2026, the Company has fully drawn the $130.0 million credit facility. During the three and six months ended June 30, 2026, interest was paid on a quarterly basis on the outstanding principal amount of the advances at the interest rate of 8.625%. For the three and six months ended June 30, 2026, interest incurred on advances amounted to $2.8 million and $5.6 million, respectively. No interest was payable as of June 30, 2026.

As of June 30, 2026 and December 31, 2025, the earnout liability had an outstanding balance of $23.3 million and $23.8 million, respectively, and is recorded as borrowings on the consolidated balance sheets as of June 30, 2026 and December 31, 2025. The earnout liability does not accrue interest and has no set maturity date.

Borrowings – related party

Related party borrowings are as follows:

	Principal Outstanding	Unamortized Issuance Costs	Outstanding Borrowings	Borrowing Rate	Maturity
At June 30, 2026
Loan Payable	$10,250,000	$—	$10,250,000	3.00%	July 31, 2026
At December 31, 2025
Loan Payable	$10,375,000	$—	$10,375,000	3.00%	July 31, 2026

In conjunction with the 2020 acquisition of the ACR management agreement, a wholly owned subsidiary of ACR, a related party, provided a $12.0 million loan to the Company (“Loan Payable”). The Loan Payable accrues interest at 3.00% per annum, payable monthly. The monthly amortization payment is $25,000. The Loan Payable matures in July 2026, subject to two one-year extensions, at the Company’s option subject to the payment of a 0.5% extension fee to ACR on the outstanding principal amount of the Loan Payable. For each of the three months ended June 30, 2026 and 2025, the Company recorded interest expense of $0.1 million on the Loan Payable. For each of the six months ended June 30, 2026 and 2025, the Company recorded interest expense of $0.2 million on the Loan Payable. At June 30, 2026 and December 31, 2025, the Loan Payable had an outstanding principal balance of $10.3 million and $10.4 million, respectively. At June 30, 2026, the Loan Payable had less than $0.1 million interest payable. At December 31, 2025, the Loan Payable had no interest payable.

The maturity dates on debt obligations are as follows:

Year Ending December 31,	Outstanding Debt at June 30, 2026
2026	$10,250,000
2027	—
2028	—
2029	—
2030 and thereafter	153,333,333
Total	$163,583,333

As of June 30, 2026 and December 31, 2025, the Company is in compliance with all material covenants contained in the relevant agreements of the Company’s debt obligations.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

Borrowings of the Consolidated Fund

The Consolidated Fund finances the acquisition of its investments through the use of secured borrowings. The facility providers maintain security interests in the investments that serve as collateral under the facility. Certain facilities bear a commitment fee based on unfunded commitments, a facility servicing fee based on average advances outstanding, agent fees, and/or commitment unused line fees. The facilities contain various affirmative and negative covenants and reporting obligations. As of June 30, 2026 and December 31, 2025, the Consolidated Fund was in compliance with all covenants under such borrowings.

The Consolidated Fund had the following borrowings outstanding (in thousands):

At June 30, 2026:	Principal Outstanding	Unamortized Issuance Costs and Discounts	Outstanding Borrowings	Average Borrowings	Borrowing Rate	Maturity	Wtd. Avg. Rate	Fair Value of Collateral
AMFL II Facility	30,000	452	29,548	30,000	1M TERM SOFR + 0.11448% and 1.00%	June 25, 2027	10.82%	210,196
AMFE Facility	369,484	15,028	354,456	369,484	1M TERM SOFR plus range of 1.50% - 3.50% (varies)	May 26, 2030	6.04%	686,115
AMF Levered 3 Facility	102,852	4,727	98,125	56,706	1M TERM SOFR plus range of 2.25% - 3.00% (varies by asset type)	December 18, 2028	6.13%	194,242
ACRES 2025-FL3 Senior Notes	789,720	3,596	786,124	817,442	Class A - 1M TERM SOFR + 1.619% Class AS - 1M TERM SOFR + 2.042% Class B - 1M TERM SOFR + 2.492% Class C - 1M TERM SOFR + 3.041% Class D - 1M TERM SOFR + 3.690% Class E - 1M TERM SOFR + 4.439%	August 20, 2040	5.65%	920,120
Total	$1,292,056	$23,803	$1,268,253	$1,273,632				$2,010,673

At December 31, 2025:	Principal Outstanding	Unamortized Issuance Costs and Discounts	Outstanding Borrowings	Average Borrowings	Borrowing Rate	Maturity	Wtd. Avg. Rate	Fair Value of Collateral
AMFL II First Lien Facility	$209,200	$5,870	$203,330	$187,426	Greater of (i) 1M TERM SOFR or (ii) 1.00%, plus 3.15%	August 21, 2028	7.55%	$203,330
AMFL II Junior Facility	80,000	2,440	77,560	80,000	Greater of (i) 1M TERM SOFR + 0.11448% or (ii) 1.00%, plus 7.05%	August 21, 2028	11.59%	539,834
AMFE Facility	174,400	1,334	173,066	214,181	1M TERM SOFR + 2.50%	October 2, 2033	6.88%	314,769
AMF Levered 3 Facility	19,225	4,030	15,195	19,812	1M TERM SOFR plus range of 2.25% - 3.00% (varies by asset type)	December 18, 2028	6.66%	27,464
ACRES 2025-FL3 Senior Notes	819,600	4,794	814,806	819,600	Class A - 1M TERM SOFR + 1.619% Class AS - 1M TERM SOFR + 2.042% Class B - 1M TERM SOFR + 2.492% Class C - 1M TERM SOFR + 3.041% Class D - 1M TERM SOFR + 3.690% Class E - 1M TERM SOFR + 4.439%	August 20, 2040	6.18%	931,522
Total	$1,302,425	$18,468	$1,283,957	$1,321,019				$2,016,919

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

NOTE 11 - EMPLOYEE BENEFIT PLANS

401k Plan

The Company’s employees participate in the 401(k)-plan sponsored by ACRES Capital LLC. All eligible employees may elect to contribute to the plan. Participants are entitled, upon termination or retirement, to their vested portions of the assets held by a trustee. The Company matches a portion of the employees’ 401(k)-plan contributions, which vests immediately. For each of the three months ended June 30, 2026 and 2025, the plan expense for the Company was $0.1 million and is recorded in compensation and benefits on the consolidated statements of operations. For each of the six months ended June 30, 2026 and 2025, the plan expense for the Company was $0.1 million and $0.2 million, respectively, and is recorded in compensation and benefits on the consolidated statements of operations.

Equity Compensation Plan

In June 2018, the Company’s shareholders approved the ACRES Capital Corp. 2018 Equity Incentive Plan (the “Plan”), an equity compensation plan that provides for the issuance of options to purchase shares of common stock of the Company. The options vest on the fourth anniversary and expire on the tenth anniversary of the grant date. In December 2023, the Company’s shareholders approved an amendment to the Plan to increase the number of shares of common stock authorized for issuance by an additional 100,000 shares. In July 2025, as a result of unanimous written consent of the Board of Directors of the Company, the Company increased the number of shares of common stock authorized for issuance by an additional 388,609 shares. The maximum number of shares that may be subject to awards granted under the Plan will be 991,745 shares of common stock.

On March 4, 2026, non-vesting options to purchase 250,000 shares of common stock of the Company were issued at a strike price of $15.00. The Company also modified existing options to purchase 479,750 shares of common stock of the Company to revise the strike price to $15.00 and designate the options as immediately exercisable.

On March 4, 2026, options to purchase 843,750 shares of common stock of the Company were exercised resulting in the issuance of 843,750 shares of common stock of the Company to option holders. In connection with the exercise of the options, the Company provided loans of $11.2 million to existing shareholders and certain members of management of the Company to finance the acquisition of common stock of the Company under option agreements. Such loans were accounted for as stock options. The transactions resulted in the Company recognizing additional equity compensation expense of $7.2 million for the six months ended June 30, 2026. No such loans were provided or transactions occurred for the three months ended June 30, 2026 and for the three and six months ended June 30, 2025.

The Company recognized stock-based compensation expense of $0.5 million during the three months ended June 30, 2025. The Company did not recognize stock-based compensation expense during the three months ended June 30, 2026. The Company recognized stock-based compensation expense of $7.2 million and $0.9 million during the six months ended June 30, 2026 and 2025, respectively, related to stock options.

The following table summarizes the Company’s stock option activity under the Plan:

	Stock Option Shares	Weighted average exercise price per share
Outstanding at December 31, 2024	566,250	$22.51
Granted in 2025	37,750	44.36
Forfeited in 2025	(3,250)	16.34
Outstanding at December 31, 2025	600,750	$23.91
Granted in 2026	250,000	15.00
Exercised in 2026	(843,750)	13.61
Outstanding at June 30, 2026	7,000	$7.14

	As of June 30, 2026	As of December 31, 2025
Shares exercisable, end of year	7,000	404,000

The Company estimates the fair value of each stock option granted on the date of grant using the Black-Scholes-Merton multiple option approach. The following table presents the weighted-average assumptions used in the valuation models:

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

As of
June 30, 2026
Expected volatility	75.00%
Expected life (in years)	6.39
Risk-free interest rate	3.77%

The weighted-average fair value of options at their grant date was $15.00 and $21.26 for 2026 and 2025, respectively.

The following table summarizes information about stock options outstanding and exercisable at June 30, 2026:

Options Outstanding			Options Exercisable
Exercise price per share	Stock Option Shares	Weighted-average remaining contractual life (Years)	Stock Option shares exercisable
$2.00	5,000	2.7	5,000
$20.00	2,000	5.8	2,000

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company may become involved in litigation on various matters due to the nature of its business activities. The resolution of these matters may result in adverse judgments, fines, penalties, injunctions, and other relief against the Company as well as monetary payments or other agreements and obligations. In addition, the Company may enter into settlements on certain matters in order to avoid the additional costs of engaging in litigation. The Company is unaware of any contingencies arising from such litigation that would require accrual or disclosure in the financial statements at June 30, 2026.

Purchase Obligations

The Company entered into a takeout commitment and agreement with an affiliate of the lender on the Company’s $130.0 million credit facility whereby the Company, or an affiliate of the Company, commits to purchase loans that were previously brokered by an affiliate of the Company and originated by an affiliate of the lender. The Company, or an affiliate of the Company, may be required to purchase such loans at specified dates subsequent to the closing date of the loan. For the year ended December 31, 2025, the lender originated loans with total commitments of $662.2 million that were brokered by an affiliate of the Company. No such activity occurred for the three and six months ended June 30, 2026. For the year ended December 31, 2025, the Consolidated Fund purchased $712.6 million of such loans, based on commitments, from the affiliate of the lender. For the three and six months ended June 30, 2026, the Consolidated Fund purchased $139.8 million and $190.2 million, respectively, of such loans, based on commitments, from the affiliate of the lender. As of June 30, 2026 and December 31, 2025, the Company had no commitments to purchase loans that were previously brokered by an affiliate of the Company and originated by an affiliate of the lender. The takeout commitment and agreement was terminated on December 19, 2025.

NOTE 13 - INCOME TAXES

The Company recorded a full valuation allowance against its net deferred tax assets at June 30, 2026, as the Company believes it is more likely than not that the deferred tax assets will not be realized.

NOTE 14 - RELATED PARTY TRANSACTIONS

Due from Related Parties

The Company has the following receivables from related parties which are recorded as due from related parties on the consolidated balance sheets:

	June 30, 2026	December 31, 2025

Due from ACRES Commercial Realty Corp. (1)	$1,698,037	$1,884,699
Total	$1,698,037	$1,884,699

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

(1)
The Company earns base management and incentive fees for providing the day-to-day management of ACR’s operations. The Company also receives incentive fees from ACR in connection with the MIP. ACR also reimburses out-of-pocket expenses and certain other costs incurred by the Company that relate directly to ACR’s operations.

The Company recorded $1.6 million and $3.1 million for the three and six months ended June 30, 2026 and $1.6 million and $3.2 million for the three and six months ended June 30, 2025, respectively, of management fees in management and servicing fees on the consolidated statements of operations. At June 30, 2026, $0.5 million of management fees are recorded as due from related parties on the consolidated balance sheets. There were no management fees due as of December 31, 2025.

The Company recorded $0.9 million and $2.1 million for the three and six months ended June 30, 2026 and $0.9 million and $2.2 million for the three and six months ended June 30, 2025, respectively, of reimbursable compensation and benefits in reimbursable compensation and benefits - related party on the consolidated statements of operations. The Company recorded $0.3 million and $0.5 million for the three and six months ended June 30, 2026 and $0.2 million and $0.3 million for the three and six months ended June 30, 2025, respectively, of other reimbursable expenses - related party in other reimbursable expenses on the consolidated statements of operations. At June 30, 2026 and December 31, 2025, $1.2 million and $0.5 million, respectively, of reimbursable expenses paid by the Company on behalf of ACR are recorded as due from related parties on the consolidated balance sheets.

The Company recorded $6.2 million and $6.7 million for the three and six months ended June 30, 2026 and $0.8 million and $1.6 million for the three and six months ended June 30, 2025, respectively, of incentive fees in incentive fees – related party on the consolidated statements of operations. At December 31, 2025, $1.4 million of incentive fees are recorded as due from related parties on the consolidated balance sheets. There were no incentive fees due as of June 30, 2026.

The Company earns fees which are eliminated in consolidation for performing certain asset management and loan servicing functions on behalf of AMF. The Company earned $2.9 million and $5.8 million for three and six months ended June 30, 2026 and $2.3 million and $4.7 million for three and six months ended June 30, 2025 of such fees in management and servicing fees which are eliminated in consolidation.

ACRES Insurance Agency, LLC (“AIA”) is a wholly owned subsidiary of the Company. AIA receives referral fees for promoting and marketing insurance products and services to borrowers and sponsors under investments held directly, or indirectly, by AMF and ACR. The Company earned $0.1 million and $0.2 million for the three and six months ended June 30, 2026, respectively of such fees on the consolidated statement of operations. No such fees were earned by AIA for the three and six months ended June 30, 2025.

Borrowings – related party

In 2020, in conjunction with the closing of the acquisition of the ACR management agreement, a wholly owned subsidiary of ACR, a related party, provided a $12.0 million loan to the Company. See Note 10.

Other Related Party Transactions

ACRES Capital Servicing LLC, a wholly owned subsidiary of the Company, serves as the portfolio servicer for ACR’s $250.0 million loan and servicing agreement with an insurance company and other lenders. During the three and six months ended June 30, 2026 and 2025, ACRES Capital Servicing LLC earned no portfolio servicing fees.

ACRES Capital Servicing LLC also served as special servicer of commercial real estate debt securitizations ACR 2021-FL1 and ACR 2021-FL2 prior to their liquidation in March 2025. In February 2026, ACR closed the 2026-FL4 securitization transaction and ACRES Capital Servicing LLC serves as special servicer. During the six months ended June 30, 2025, ACRES Capital Servicing LLC earned $0.2 million in special servicing fees recorded in management and servicing fees – related party on the consolidated statements of operations. No such fees were earned during the three and six months ended June 30, 2026 and the three months ended June 30, 2025.

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

ACRES Collateral Manager, LLC, a wholly owned subsidiary of the Company, served as the collateral manager of ACR 2021-FL1 and ACR 2021-FL2, a role for which it waived its fee. In March 2025, ACR 2021-FL1 and ACR 2021-FL2 were liquidated. In February 2026, ACR closed the 2026-FL4 securitization transaction and ACRES Collateral Manager, LLC serves as collateral manager, a role for which it waived its fee.

The Company has equity investments in ACR (see Note 7).

NOTE 15 – REDEEMABLE INTEREST

Redeemable interest in the Company represents preferred equity securities issued by a subsidiary of the Company to a third party and is presented at the redemption amount within temporary equity within the consolidated balance sheets. The following table summarizes the activities associated with the redeemable interest:

Total
Balance as of December 31, 2025	$33,960,107
Accretion of redeemable interest to redemption value	(350,000)
Net income attributable to redeemable interest	2,669,650
Balance as of June 30, 2026	$36,279,757

Total
Balance as of December 31, 2024	$—
Gross proceeds from subsidiary’s issuance of preferred equity securities	33,000,000
Issuance costs	(2,194,971)
Reclassification of derivative liabilities	(12,324,588)
Accretion of redeemable interest to redemption value	13,239,559
Net income attributable to redeemable interest	2,240,107
Balance as of December 31, 2025	$33,960,107

NOTE 16 - DERIVATIVE INSTRUMENTS

The Company recognizes derivative instruments as either assets or liabilities on the balance sheet and measures them at fair value in accordance with applicable accounting guidance. The Company evaluates its financing arrangements to determine whether certain arrangements contain features that qualify as embedded derivatives requiring bifurcation in accordance with ASC 815. Embedded derivatives that are required to be bifurcated from the host instrument or arrangement are accounted for and valued as separate financial instruments.

The Company’s derivative liabilities consists of freestanding warrants and certain embedded features that are not clearly and closely related to the host instrument to be bifurcated and recorded at the fair value as derivative liabilities.

The fair value of derivative liabilities are measured at each reporting date, with changes in fair value recorded in the consolidated statements of operations as a derivative gain (loss). The Company engaged an independent financial advisory firm to estimate the fair value of derivative liabilities using valuation methodologies that incorporate both observable and unobservable inputs.

As of June 30, 2026, the fair value of derivative liabilities are $24.0 million as compared to $9.2 million as of December 31, 2025. For the three and six months ended June 30, 2026, the Company recognized a loss of $17.2 million and $14.8 million, respectively, related to the change in fair value of derivative liabilities.

The following table summarizes the activities associated with the derivative liabilities:

	Embedded Derivatives	Freestanding Warrants	Total
Balance as of December 31, 2025	$1,280,000	$7,960,299	$9,240,299
Derivative loss (gain)	350,000	14,444,547	14,794,547
Balance as of June 30, 2026	$1,630,000	$22,404,846	$24,034,846

ACRES CAPITAL CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

June 30, 2026

(unaudited)

	Embedded Derivatives	Freestanding Warrants	Total
Balance as of December 31, 2024	$—	$—	$—
Fair value of derivative liabilities at issuance as of July 23, 2025	1,410,000	10,914,588	12,324,588
Derivative gain	(130,000)	(2,954,289)	(3,084,289)
Balance as of December 31, 2025	$1,280,000	$7,960,299	$9,240,299

The following tables summarize the quantitative inputs and assumptions used for the Company’s Level 3 measurements of derivative liabilities as of July 23, 2025 (initial date of recognition):

As of July 23, 2025
Level 3 Measurements of the Company	Fair Value	Valuation Techniques	Unobservable Inputs	Range (Weighted Average)
Financial liabilities:
Embedded derivatives	$1,410,000	Discount cash flow	Discount rate	23.59%
Freestanding warrants	10,914,588	Black-Scholes-Merton multiple option approach	Expected volatility Expected life Risk-free interest rate	70.0% 8 years 3.90%

NOTE 17 - SUBSEQUENT EVENTS

The Company has evaluated events and transactions subsequent to the balance sheet date through August 4, 2026, the date the financial statements were available to be issued and determined that there have not been any events that have occurred that would require adjustments to or disclosures in the consolidated financial statements except for those referenced below.

On July 31, 2026, a wholly owned subsidiary of ACR entered into a letter agreement with the Company (the “Letter Agreement”) in connection with the $12.0 million Loan Payable. The Letter Agreement extended the maturity date of the Loan Payable to August 30, 2026 and waived the extension fee.